                                                                   EXHIBIT 10.13

                                   SELLER NOTE

$8,000,000.00                                                  San Francisco, CA
                                                                   July 31, 2000

         FOR VALUE RECEIVED, ACCENT SEMICONDUCTOR TECHNOLOGIES, INC., a Delaware corporation ("MAKER"), promises to pay to BIO-RAD LABORATORIES, INC. ("BIO-RAD" or "PAYEE"), at the time, in the manner and at the place hereinafter provided, the principal sum of (x) EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) plus
(y) the aggregate amount of any Additional Principal (as defined below) with respect to this Note.

         The outstanding principal amount of this Note (including any Additional Principal), together with any accrued interest thereon, shall be due and payable by Maker to Payee on July 31, 2005 (the "MATURITY DATE").

         Maker also promises to pay interest on the unpaid principal amount of this Note (including any Additional Principal) at 13.5% per annum from the date of issuance hereof until paid in full; provided, however, that any principal amount, interest, premium or other amount payable hereunder that is not paid when due, whether at stated maturity, by required prepayment, acceleration or otherwise, shall bear interest payable upon demand at 17.5% per annum, compounded semi-annually on each Interest Payment Date (as defined below). Subject to the preceding sentence, interest shall be due and payable semiannually in arrears on and to June 30 and December 31 of each year, commencing on the first such day to occur after the date of issuance of this Note, and on the Maturity Date (each, an "INTEREST PAYMENT DATE"). All computations of interest shall be made on the basis of a 360-day year, for the actual number of days elapsed in the relevant period (including the first day but excluding the last day).

         Anything contained in this Note to the contrary notwithstanding, during the period commencing on the date of issuance of this Note and ending on the Maturity Date, Maker may, in its sole discretion, in lieu of paying interest in cash, on the date payment of such interest would otherwise be due, increase the principal amount of this Note in an aggregate amount equal to the amount of such accrued and unpaid interest hereon (the amount of each such increase being "ADDITIONAL PRINCIPAL" with respect hereto), and upon such increase in principal amount such accrued and unpaid interest shall for all purposes hereunder be deemed paid and shall cease to be due and payable at such time and such Additional Principal shall instead be due and payable on the Maturity Date.

         1. PAYMENTS. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at such place as shall be designated in writing by Payee for such purpose. Whenever any payment on this Note is stated to be due on a day that is not a business day in San Francisco, California ("BUSINESS DAY"), such payment shall instead be made on the next Business Day, and such extension of time shall be included in the computation of interest payable on this Note. Each payment made hereunder shall be credited first to interest then due and the remainder of such payment shall be credited to principal, and interest shall thereupon cease to accrue upon the principal so credited. Subject to Section 4, Payee agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Maker hereunder with respect to payments of principal or interest on this Note.

         2.       PREPAYMENTS.

                  (a) Voluntary Prepayments. Maker shall have the right at any time and from time to time to prepay the principal of this Note in whole or in part, without premium or penalty.

                  (b) Mandatory Prepayments. If (y) Maker or any Qualified Subsidiary or Affiliate shall complete an Initial Public Offering prior to the Maturity Date, or (z) a Change in Control occurs on or before the Maturity Date, then Maker shall subject to the restrictions contained in paragraph 7 below, prepay within two (2) Business Days after the date of completion of such Initial Public Offering or the occurrence of such Change of Control, as the case may be, the outstanding principal amount of this Note, together with any accrued interest hereon, without premium or penalty and up to the full extent thereof; provided that, in the event that Maker or any Qualified Subsidiary or Affiliate shall complete an Initial Public Offering before March 1, 2001, Maker shall not be required to make any prepayments pursuant to this Section 2(b) until March 1, 2001. For the purposes of this Section 2(b):

                           (i) "INITIAL PUBLIC OFFERING" shall mean a primary public offering (whether or not underwritten, but excluding any offering pursuant to Form S-8 under the Securities Act of 1933, as amended (the "SECURITIES ACT") or any other publicly registered offering pursuant to the Securities Act solely pertaining to an issuance of shares of common stock of Maker or any Qualified Subsidiary or Affiliate or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) of the common stock of Maker or any Qualified Subsidiary or Affiliate pursuant to an effective registration statement under the Securities Act in which Maker or any Qualified Subsidiary or Affiliate receives aggregate gross proceeds of at least $35,000,000;

                           (ii)     "CHANGE OF CONTROL" shall mean:

                                    (A)      the consummation of a plan of
                  reorganization, merger or consolidation involving Maker or any Qualified Subsidiary or Affiliate (for purposes of this definition, the "REORGANIZING CORPORATION"), except for a reorganization, merger or consolidation where (x) the ultimate shareholders of the Reorganizing Corporation immediately prior to such reorganization, merger or consolidation (determined after giving pro forma effect to any transaction relating to Timbre Technologies, Inc., whether structured as a reorganization, merger, consolidation, acquisition or other transaction) own directly or indirectly at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation (for purposes of this definition, the "SURVIVING CORPORATION") and the individuals who were members of the incumbent Board of Directors immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least 50% of the members of the board of directors of the Surviving Corporation, or (y) the Reorganizing Corporation is reorganized, merged or consolidated with a corporation in which any shareholder owning directly or indirectly at least 50% of the combined voting power of the outstanding voting securities of the Reorganizing Corporation immediately prior to such reorganization, merger or consolidation (determined after giving pro forma effect to any transaction relating to Timbre Technologies, Inc., whether structured as a reorganization, merger, consolidation, acquisition or other transaction), owns directly or indirectly at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation;

                                    (B)      the sale of fifty percent (50%) or
                  more of the assets of the Division Businesses by Maker or any Qualified Subsidiary or Affiliate, in a single transaction or in a series of related transactions, to any Person other than Maker or a wholly-owned Subsidiary of Maker or of such Qualified Subsidiary or Affiliate; or

                                    (C)      the acquisition of beneficial
                  ownership of stock representing more than fifty percent (50%) of the voting power of Maker or any Qualified Subsidiary or Affiliate then outstanding by any

                  Person other than the shareholders of Maker existing on the date hereof (including the Persons the shareholders of Maker are permitted to transfer stock to, and Maker is permitted to issue stock to, pursuant to that certain letter agreement dated as of the date hereof by and among Maker and the shareholders of Maker existing on the date hereof) and such shareholders' Subsidiaries and Affiliates (determined after giving pro forma effect to any transaction relating to Timbre Technologies, Inc., whether structured as a reorganization, merger, consolidation, acquisition or other transaction); and

                           (iii) "QUALIFIED SUBSIDIARY OR AFFILIATE" shall mean any Subsidiary or Affiliate of Maker that conducts all or substantially all of the Division Businesses as conducted on the date hereof.

                  (c) Additional Mandatory Prepayment. In the event that there is any amount due and payable by any of the Seller Parties to any of the Buyer Indemnified Parties pursuant to the terms and conditions of Article X of the Transaction Agreement (the "SELLER PARTIES INDEMNIFICATION PAYMENT"), then, upon written notice by Payee to Maker, a mandatory prepayment of this Note equal in amount to the Seller Parties Indemnification Payment shall immediately become due and payable, and Maker shall be deemed to have made such mandatory prepayment on the date such notice is received in lieu of receiving such amount due and payable by the Seller Parties pursuant to the terms and conditions of
Article X of the Transaction Agreement. The aggregate outstanding amount of principal and interest of this Note shall be automatically reduced by the amount of such deemed mandatory prepayment on the date such mandatory prepayment is deemed made.

                  (d) Notice of Prepayments. Maker shall give notice of the amount of any prepayment of this Note (other than any mandatory prepayment pursuant to Section 2(c)) to Payee at least three Business Days prior to the date of such prepayment. Notice of prepayment having been given as aforesaid, the principal of this Note shall become due and payable on the prepayment date specified in such notice in the aggregate principal amount specified therein. Any prepayment made pursuant to this Note (other than any mandatory prepayment pursuant to Section 2(c)) shall be accompanied by interest on the principal amount of this Note being prepaid to the date of prepayment.

         3. REFERENCE AGREEMENTS. This Note is issued pursuant to the terms of the Transaction Agreement dated as of June 29, 2000 (such agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the "TRANSACTION AGREEMENT"), by and among Maker, ASTI Operating Company, Inc., a Delaware corporation, Bio-Rad Laboratories, Inc., a Delaware corporation, Sandia Systems, Inc., a New Mexico corporation, Bio-Rad Micromeasurements Limited,

(company registration number 2254900) a company incorporated in England and Wales with its registered office at Haxby Road, York, North Yorkshire, YO3 7SD, England, and Bio-Rad Microscience Limited, (company registration number 1060779) a company incorporated in England and Wales with its registered office at Bio-Rad House, Maylands Avenue, Hemel Hempstead, Hertfordshire, HP2 7TD, England, and is subject to the terms and conditions thereof. Capitalized terms used herein without definition have the meanings assigned to such terms in the Transaction Agreement.

         4. TRANSFER. This Note may not be transferred, assigned, pledged or hypothecated in whole or in part without the prior written consent of Maker; provided that Payee may pledge this Note to the lenders under Payee's secured credit facility pursuant to a pledge agreement in form and substance reasonably satisfactory to Maker (which pledge agreement shall provide, among other things, that such pledgee or pledgees, as the case may be, shall be bound by all of the terms and provisions of this Note). Any transfer in violation of the preceding sentence shall be void ab initio.

         5. UNREGISTERED NOTE. Payee, by acceptance hereof, acknowledges that this Note has not been registered under the Securities Act, represents and warrants that Payee is an "accredited investor as that term is defined in Rule 501 under the Securities Act, and covenants and agrees with Maker that Payee is taking and holding this Note for investment and not with a view to, or for sale in connection with, a distribution hereof.

         6. REPRESENTATIONS AND WARRANTIES. Maker hereby represents and warrants to Payee on the date of issuance of this Note that:

                           (i) it is a duly formed and validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own and operate its properties, to transact the business in which it is now engaged and as proposed to be conducted following consummation of the transactions contemplated under the Transaction Agreement and to execute and deliver this Note;

                           (ii) this Note constitutes the duly authorized, legally valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability;

                           (iii) all Approvals required to have been granted by any Person in connection with the execution, delivery and performance of this Note by Maker have been granted; and

                           (iv) the execution, delivery and performance by Maker of this Note do not and will not violate any law, governmental rule or regulation, court order or agreement to which it is subject or by which its properties are bound or the certificate of incorporation or bylaws of Maker.

         7.       SUBORDINATION.

                  (a) Agreement To Subordinate. Maker and, by acceptance of this Note, Payee agree that the Indebtedness evidenced by this Note and all amounts payable hereunder (including, without limitation, any payment on account of any acquisition or redemption of this Note or any amounts payable pursuant to
Section 2(b) or 2(c) hereof) are subordinated, to the extent and in the manner provided in this Section 7, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt. This Section 7 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of the Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

                  (b) Liquidation; Dissolution; Bankruptcy. A distribution may consist of cash, securities or other property, by set-off or otherwise. Upon any distribution of assets of the Maker to creditors of Maker in a liquidation or dissolution of Maker or upon any dissolution, winding up, total or partial liquidation or reorganization of the Maker, whether voluntary or involuntary, in bankruptcy, reorganization, insolvency, receivership or similar proceeding, or upon an assignment for the benefit of creditors or any marshalling of Maker's assets and liabilities:

                           (i) the holders of all Senior Debt shall first be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including without limitation interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Payee shall be entitled to receive any payment with respect to this Note (except that Payee may receive Permitted Junior Securities);

                           (ii) until all Obligations with respect to Senior Debt (as provided in subsection (i) above) are paid in full in cash, any distribution to which Payee would be entitled but for this Section 7 shall be made to holders of Senior Debt (except that Payee may receive Permitted Junior Securities), as their interests may appear, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid after giving effect to all concurrent payments and distributions to the holders of the Senior Debt; and

                           (iii) in the event that, notwithstanding the foregoing clauses (i) and (ii), any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities (other than payment or distribution in the form of Permitted Junior Securities) shall be received by the Payee on account of any Obligations under this Note before all Senior Debt is paid in full in cash, such payment or distribution shall be received and held in trust by the Payee for the benefit of the holders of such Senior Debt, or their respective Representatives, to the extent necessary to make payment in full in cash of all such Senior Debt remaining unpaid after giving effect to all concurrent payments and distributions to the holders of such Senior Debt.

                  (c) Default on Designated Senior Debt. Maker may not make any payment or distribution to Payee in respect of Obligations with respect to this Note (other than any mandatory prepayment pursuant to Section 2(c)) and may not acquire from Payee all or any portion of this Note for cash or property (other than Permitted Junior Securities) until all principal (including letter of credit reimbursement obligations) and other Obligations with respect to the Senior Debt have been paid in full in cash if:

                           (i) a default in the payment of any principal (including letter of credit reimbursement obligations) or other Obligations with respect to Designated Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "PAYMENT DEFAULT") occurs, unless and until such Payment Default has been cured or waived in writing or has ceased to exist; or

                           (ii) a default, other than a Payment Default, on Designated Senior Debt occurs and is continuing that then permits holders of such Designated Senior Debt to accelerate the maturity thereof or demand payment and Maker receives a notice of such default (a "PAYMENT BLOCKAGE NOTICE") from the Representative of the holders of Designated Senior Debt or from the holders of Designated Senior Debt. Any number of Payment Blockage Notices may be given; provided, however, if Maker receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 180 consecutive days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No default that existed or was continuing on the date of delivery of any Payment Blockage Notice to Maker shall be, or be made, the basis for the commencement of any other payment blockage period unless such default shall have been cured or waived for a period of not less than 90 days.

         Maker may and shall resume payments on and distributions in respect of this Note and may acquire all or any portion of this Note upon the earlier of:

                           (1) the date upon which the default is cured or waived in writing by the holders of the Designated Senior Debt, or

                           (2)      in the case of a default referred to in
         Section 7(c)(ii) hereof, 180 days after the Payment Blockage Notice is received (provided such Designated Senior Debt as to which such Payment Blockage Notice was given shall not theretofore have been accelerated or any other Payment Default shall have occurred and be continuing), if this Section 7 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

         In addition, Payee agrees that it shall not take or omit to take any action or assert any claim with respect to this Note or otherwise which is inconsistent with the provisions of this Note. Without limiting the foregoing, the Payee will not assert, collect or enforce the obligations owing hereunder or any part thereof or take any action to foreclose or realize upon the obligations owing hereunder or any part thereof or enforce this Note (except to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation or to file a proper proof of claim or proof of debt in the form required in any judicial proceedings) if (a) a Payment Default has occurred and is continuing, unless and until such Payment Default has been cured or waived in writing or has ceased to exist or (b) a default other than a Payment Default on Designated Senior Debt occurs and is continuing that then permits holders of such Designated Senior Debt to accelerate the maturity thereof or demand payment and Payee receives a notice of such default and a notice indicating the Payee is prohibited from taking any action hereunder (a "REMEDY BLOCKAGE NOTICE") from the Representative of the holders of such Designated Senior Debt or from the holders of such Designated Senior Debt. The Payee shall be permitted to take action or assert any claim (i) as to any blockage as a result of any Payment Default, on the date on which any Payment Default is cured or waived in writing and (ii) as to any blockage as a result of any other default, 180 days pass after the Remedy Blockage Notice is received (provided such Designated Senior Debt as to which such Remedy Blockage Notice was given shall not theretofore have been accelerated or any other Payment Default shall have occurred and be continuing).

                  (d) Acceleration of Note. If payment of this Note is accelerated because of an Event of Default (other than an Event of Default pursuant to Section 8(b) or 8(c)), Maker shall promptly notify holders of Senior Debt of such acceleration. In addition, so long as the Senior Bank Credit Agreement or any Hedging Obligation is in effect, the Payee hereunder hereby agrees that such acceleration shall not become effective until ten (10) Business Days after delivery of such notice to the Representative under the Senior Bank Credit Agreement.

                  (e) When Distribution Must Be Paid Over. In the event that Payee receives any payment of any Obligations with respect to this Note (including without limitation, any amounts pursuant to Section 2(b) or Section 2(c) hereof), whether in cash, property or securities (other than the Permitted Junior Securities) at a time when such payment or distribution was prohibited by the provisions of this Section 7 then, unless such payment or distribution is no longer prohibited by this Section 7, such payment or distribution shall be received and held in trust by the Payee for the benefit of the holders of the Senior Debt and shall be paid or delivered by the Payee to the holders of Senior Debt remaining unpaid or unprovided for in cash or their respective Representatives, ratably according to the aggregate amounts on account of the Senior Debt of the Maker held or represented by each, for application to the payment in cash of all Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

                  (f) Subrogation. Subject to the payment in full in cash of all Senior Debt and the termination of any and all commitments to lend thereunder, Payee shall be subrogated (equally and ratably with all other Indebtedness pari passu with this Note) to the rights of holders of Senior Debt to receive payments or distributions of assets of the Maker applicable to Senior Debt to the extent that distributions otherwise payable to Payee have been applied to the payment of Senior Debt. A distribution made under this Section 7 to holders of Senior Debt that otherwise would have been made to Payee is not, as between Maker and Payee, a payment by Maker on this Note.

                  (g) Relative Rights. This Section 7 defines the relative rights of Payee and holders of Senior Debt. Nothing in this Note shall:

                           (i) impair, as between Maker and Payee, the obligation of Maker, which is absolute and unconditional, to pay principal of and interest on this Note in accordance with its terms;

                           (ii) affect the relative rights of Payee and creditors of Maker other than their rights in relation to holders of Senior Debt; or

                           (iii) prevent Payee from exercising its available remedies upon an Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Payee.

         If Maker fails because of this Section 7 to pay principal of or interest on this Note on the due date, the failure shall nevertheless be an Event of Default.

                  (h) Subordination May Not Be Impaired by Maker. No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by this Note shall be impaired by any act or failure to act by Maker or Payee or by the failure of Maker or Payee to comply with the terms of this Note.

                  (i) Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of Maker referred to in this
Section 7, Payee shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to Payee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of Maker, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 7.

                  (j) Authorization To Effect Subordination. Payee authorizes and directs Maker on Payee's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Section 7, and appoints Maker to act as Payee's attorney-in-fact for any and all such purposes. If Payee does not file a proper proof of claim or proof of debt in the form required in any judicial proceedings relative to Maker, its creditors or its property at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of Payee.

                  (k) Amendments. The provisions of this Section 7 shall not be amended or modified without the written consent of the Majority Banks (as such term is defined in the Senior Bank Credit Agreement or an analogous term used in the Senior Bank Credit Agreement).

         (1) Changes In Senior Debt. Any holder of Senior Debt may at any time and from time to time without the consent of or notice to Payee: (i) extend, renew, modify, waive or amend the terms of the Senior Debt; provided, however, in no event may any such Senior Debt be increased if the aggregate amount of all Senior Debt after giving effect to such increase would exceed $70,000,000; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any guarantor or any other person (except Maker) liable in any manner for the Senior Debt or amend or waive the terms of any guaranty of Senior Debt; (iv) exercise or refrain from exercising any rights against Maker or any other Person; (v) apply any sums by whomever paid or however realized to Senior Debt; and (vi) take any other action which otherwise might be deemed to impair the rights of the holders of Senior Debt without incurring any responsibility to Payee and without impairing or releasing the obligations of Payee to the holders of Senior Debt.

         For the purposes of this Note, the following terms used in this Note shall have the following meanings (and any of such terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference):

         "CAPITAL LEASE" as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, would be required to be accounted for as a capital lease on the balance sheet of that Person.

         "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "DESIGNATED SENIOR DEBT" means (i) the Senior Bank Credit Agreement or any Hedging Obligations, entered into by Maker or any of its Subsidiaries with lenders (or Affiliates of such lenders) under, and in respect of Indebtedness under, the Senior Bank Credit Agreement, and (ii) after payment in full of all Obligations outstanding under the Senior Bank Credit Agreement and the termination of all commitments to lend thereunder, any other Senior Debt permitted hereunder the principal amount of which is $25,000,000 or more and that has been designated by Maker as "Designated Senior Debt."

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including without limitation by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates, and (ii) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect such Person against fluctuations in currency values.

         "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable. if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "OBLIGATIONS" means any principal, interest, penalties, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses, reimbursements, indemnity obligations, damages and other liabilities and obligations payable under the documentation governing the Senior Bank Credit Agreement (including, without limitation, post-petition interest thereon and expenses in respect thereof, whether or not constituting an allowable claim against the Maker or any Subsidiary of the Maker in any proceeding under any bankruptcy law) or any other Indebtedness.

         "PERMITTED JUNIOR SECURITIES" means Equity Interests in Maker or debt securities that are unsecured and are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, this Note is subordinated to Senior Debt pursuant to Section 7 hereof. Without limiting the generality of the foregoing, such securities shall have no required principal payments until after the final maturity of all Senior Debt.

         "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

         "SENIOR BANK CREDIT AGREEMENT" means that credit agreement dated as of the date hereof by and among Maker, as guarantor, certain of Maker's Subsidiaries and certain financial institutions initially providing for up to $22,500,000 of revolving and term credit borrowings, together with any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, amended and restated, refinanced, renewed, refunded, replaced, restructured (including without limitation to increase the amount of available borrowing thereunder, but in no event shall the sum of the amount outstanding thereunder plus the amount of available borrowing thereunder (in each case, as so increased), when added to all other Senior Debt, exceed in the aggregate $70,000,000 at any time), supplemented or otherwise modified from time to time.

         "SENIOR DEBT" means (i) all principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses, other reimbursement or indemnity obligations or other obligations created or evidenced by the Senior Bank Credit Agreement or any of the other documents, agreements or instruments executed in connection with the Senior Bank Credit Agreement and all Hedging Obligations (including, without limitation, post-petition interest thereon and expenses in respect thereof, whether or not constituting an allowable claim against the Maker or any Subsidiary of the Maker in any proceeding under any bankruptcy law), (ii) any other Indebtedness incurred by Maker or any of its Subsidiaries and designated by Maker or its applicable Subsidiary as Senior Debt (other than Indebtedness of Maker or any of its Subsidiaries that is by its terms expressly subordinated to, or pari passu with, the Indebtedness represented by this Note) that does not exceed in the aggregate, when added to the maximum Indebtedness permitted under the Senior Bank Credit Agreement and all Hedging Obligations with respect thereto, $70,000,000, and (iii) all Obligations with respect to the foregoing. Notwithstanding anything in this definition to the contrary, Senior Debt will not include (x) any liability for federal, state, local or other taxes owed or owing by Maker, (y) any Indebtedness of Maker to any of its Subsidiaries, Affiliates or Associates or (z) any trade payables.

         8. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT":

                  (a) failure of Maker to pay any principal, interest or other amount due under this Note and such default shall have continued for a period of ten (10) days after the date due; or

                  (b) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Maker or any of its Subsidiaries in an involuntary case under Title 11 of the United States Code entitled "Bankruptcy" (as now and hereinafter in effect, or any successor thereto, the "BANKRUPTCY CODE") or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Maker or any of its Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Maker or any of its Subsidiaries or over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Maker or any of its Subsidiaries for all or a substantial part of its property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Maker or any of its Subsidiaries, and, in the case of any event described in this clause (ii), such event shall have continued for 60 days unless dismissed, bonded or discharged; or

                  (c) an order for relief shall be entered with respect to Maker or any of its Subsidiaries or Maker or any of its Subsidiaries shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Maker or any of its Subsidiaries shall make an assignment for the benefit of creditors; or Maker or any of its Subsidiaries shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Maker or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize action to approve any of the foregoing; or

                  (d) Maker shall fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Indebtedness (including, without limitation, Senior Debt) in a principal amount in excess of $2,000,000, when required to be performed or observed after taking into account any applicable grace or cure periods; provided that such failure to perform or observe shall constitute an Event of Default only if the effect of such failure to perform or observe results in the acceleration of the maturity of such Indebtedness prior to its stated maturity; provided further that such failure to perform or observe shall cease to constitute an Event of Default if the maturity of such Indebtedness shall cease to be accelerated; or

                  (e) any representation or warranty made by Maker in this Note shall prove to have been incorrect in any material respect on or as of the date made.

         9. REMEDIES. Subject to Section 7, upon the occurrence of any Event of Default, Payee may, at its option, after notice in writing to Maker, declare the Note to be forthwith due and payable and thereupon the Note shall be and become due and payable, together with interest and all other amounts accrued thereon (provided that if an Event of Default results from the filing of a voluntary petition in any bankruptcy proceeding or the filing of an involuntary petition in any bankruptcy proceeding which is not dismissed and discharged within ninety days, the Note thereupon shall immediately become due and payable, with interest accrued thereon, without any notice from the holder of the Note or otherwise), and, the holder of the Note may take any action or proceeding at law or in equity which it deems advisable for the protection of its interests to collect and enforce payment of the Note, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Maker.

         10.      MISCELLANEOUS.

                  (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telefacsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered as follows: if to Maker, at its address specified opposite its signature below; and if to Payee, at 1000 Alfred Nobel Drive, Hercules, CA 94547, Facsimile number (510) 741-5815,
Attention: Sanford Wadler, Esq.; or in each case at such other address as shall be designated by Payee or Maker. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier.

                  (b) No failure or delay on the part of Payee or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Maker and Payee shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Payee would otherwise have. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Payee to any other or further action in any circumstances without notice or demand.

                  (c) Maker and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  (d) If any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  (e) No past, present or future director, officer, employee, or equity holder of Maker, as such, shall have any liability for any obligations of Maker under this Note or for any claim based on, or in respect of, or by reason of, such obligations or their creation. Payee waives and releases all such liability, and such waiver and release are part of the consideration for the issuance of this Note.

                  (f) After all unpaid principal and interest owed on this Note has been paid in full, this Note shall be surrendered to Maker for cancellation and shall not be reissued.

                  (g) If this Note shall become mutilated, destroyed, lost, or stolen, upon the written request of Payee, Maker shall issue and deliver to Payee, in replacement thereof, a new Note, in the same face amount and dated the same date as the Note so mutilated, destroyed, lost, or stolen. If this Note has become mutilated, such Note shall be surrendered to Maker for cancellation. If this Note has been destroyed, lost, or stolen, Payee shall furnish to Maker such security or indemnity as may be required by it to hold the Maker harmless for the issuance of a new Note. Payee shall also advise as to the principal which has been paid and the date to which interest has been paid on the Note. Maker shall make a notation on each new Note of the amount of all payments of principal previously made on the mutilated, destroyed, lost or stolen Note with respect to which such new Note is issued and the date to which interest on such old Note has been paid. Maker shall then distribute the new Note to Payee and, in the case of a mutilated Note, cancel the original, mutilated Note.

                  (h) Notwithstanding anything to the contrary contained herein, no portion of this Note may be transferred to any Person in violation of the provisions of federal or applicable state securities law or other applicable law or if such transfer would result in such a violation of law.

                  (i) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF MAKER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL

BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  (j) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST MAKER ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS NOTE MAKER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE. Maker hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Maker at its address set forth below its signature hereto, such service being hereby acknowledged by Maker to be sufficient for personal jurisdiction in any action against Maker in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Payee to bring proceedings against Maker in the courts of any other jurisdiction.

                  (k) MAKER AND, BY ITS ACCEPTANCE OF THIS NOTE, PAYEE HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Maker and, by its acceptance of this Note, Payee, each (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this relationship, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR

MODIFICATIONS OF THIS NOTE. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

         (l)      This Note is senior to the Series A Preferred Stock of Maker.

              [The remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first above written.

                                    ACCENT SEMICONDUCTOR
                                    TECHNOLOGIES, INC.

                                    By: /s/ Bruce C. Rhine
                                       -----------------------------------------
                                       Name: Bruce C.  Rhine
                                       Title: President

                                       520 Clyde Avenue
                                       Mountain View, CA 94043
                                       Fax: (510) 623-8340
                                       Attention: President